UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 23, 2014
HERITAGE COMMERCE CORP
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 Almaden Boulevard, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 947-6900
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 23, 2014, Heritage Commerce Corp, the holding company (the “Company”) of Heritage Bank of Commerce (the “Bank”) issued a press release announcing preliminary unaudited results for the third quarter and the nine months ended September 30, 2014.  A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this report set forth under this Item 2.02 shall not be treated as "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Act of 1934, except as expressly stated by specific reference in such filing.

ITEM 8.01   OTHER EVENTS

QUARTERLY DIVIDEND

On October 23, 2014, the Company announced that its Board of Directors declared a $0.05 per share quarterly cash dividend to holders of common stock and Series C preferred stock (on an as converted basis).  The dividend will be paid on November 24, 2014, to shareholders of record on November 6, 2014.  A copy of the press release is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(D) Exhibits.

99.1	Press Release, dated October 23, 2014, entitled “Heritage Commerce Corp Earns $3.4 Million for the Third Quarter of 2014; Loans Increased 15% and Deposits Increased 12% Year-Over-Year”

99.2	Press Release, dated October 23, 2014, entitled “Heritage Commerce Corp Declares Quarterly Cash Dividend of $0.05 Per Share”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 23, 2014

Heritage Commerce Corp

By:  /s/ Lawrence D. McGovern
Name: Lawrence D. McGovern
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.                                        DESCRIPTION

99.1	Press Release, dated October 23, 2014, entitled “Heritage Commerce Corp Earns $3.4 Million for the Third Quarter of 2014; Loans Increased 15% and Deposits Increased 12% Year-Over-Year”

99.2	Press Release, dated October 23, 2014, entitled “Heritage Commerce Corp Declares Quarterly Cash Dividend of $0.05 Per Share”